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                                  EXHIBIT 10.4

                              CONSULTANT AGREEMENT

This Consultant Agreement ("this Agreement") is being made and entered into as of May 31, 2005 (the "Effective Date"), by and between The Reynolds and Reynolds Company, an Ohio corporation ("Reynolds"), and Dale L. Medford, an individual ("Consultant"). Reynolds wishes to receive the services of Consultant and Consultant desires and agrees to perform such services for Reynolds. In consideration of the mutual promises and undertakings set forth hereinafter, the parties hereby agree as follows:

SERVICES

            Consultant will provide Reynolds with services consistent with those of a Chief Financial Officer and Chief Administrative Officer for internal purposes of such roles only (the "Initial Services"). Consultant agrees to provide, if requested, certificates to Reynolds Chief Financial Officer, or such interim Chief Financial Officer as Reynolds may appoint, in support of the certificates required under Rule 13a-14 of the Securities Exchange Act of 1934, as amended. As full compensation for the Initial Services, Reynolds will pay to Consultant an amount in cash equal to sixty five thousand dollars ($65,000) (the "Fee"), for the period beginning on June 1, 2005 and ending on June 29, 2005 which shall be payable within thirty (30) days following the end of the initial Term.

TERM

      The initial term of this Agreement shall commence on June 1, 2005, and shall expire on June 28, 2005. Thereafter, for a retainer amount equal to twenty thousand dollars ($20,000) payable on June 29, 2005, Consultant agrees to provide telephonic advisory services on demand (the "Retainer Services" and, together with the Initial Services, the "Services")) to the Consultant's successor, the President and Chief Executive Officer of Reynolds and/or other members of senior management of Reynolds relating to his prior positions with Reynolds at mutually agreeable times for the period beginning on June 29, 2005 and ending on July 28, 2005.

CONFIDENTIALITY

      Except as specifically stated in this Agreement, all information disclosed by Reynolds to Consultant pursuant to this Agreement and all related information ("Confidential Information") will be in confidence. Consultant will not use Confidential Information, except as needed to perform the Services, and Consultant will take all reasonable precautions to prevent Confidential Information from being disclosed to third parties. Materials containing Confidential Information, if removed by Consultant from Reynolds' facilities, must be returned to Reynolds upon Reynolds' request.

            The following information will not be considered Confidential
            Information: a) information which is publicly known as of the Effective Date; b) information which hereafter becomes publicly known, unless as a result of the fault of Consultant; and c) information which Reynolds agrees in writing is not confidential.

            In addition, all documents developed by Consultant as a result of performing the Services will be transmitted by Consultant only to, and will become the exclusive property of, Reynolds and will be treated by Consultant as Confidential Information.

LIMITATION ON ACTIONS

      Any claim arising under this Agreement is barred and unenforceable unless the party asserting it files an action on such claim within two (2) years after that party knew or should have known of the grounds for the claim.

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WARRANTY

      Consultant warrants that he will perform the Services in a professional and workerlike manner.

TAXES

      Consultant will have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required by law and for filing all required tax forms with respect to any amounts paid hereunder. Consultant will indemnify and hold Reynolds harmless against any claim or liability (including penalties) resulting from Consultant's failure to pay such taxes or contributions, or Consultant's failure to file any such tax form.

IMPAIRING OBLIGATIONS

      Consultant warrants that Consultant is not presently under, nor will Consultant enter into in the future, any agreement or other obligation which would in any way prevent, limit or otherwise impair the performance of Services for Reynolds or the other obligations of Consultant hereunder.

RELATIONSHIP OF PARTIES

      The relationship of Consultant and Reynolds will at all times be one of independent contractors, and neither party will be nor represent itself/himself to be an employee, agent, representative, partner or joint venturer of the other, nor will either party have the right or authority to assume or create any obligation on behalf of or in the name of the other or to otherwise act on behalf of the other. Consultant acknowledges and agrees that he will remain subject to, and will comply with, the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended.

ASSIGNMENT

      All promises and other terms in this Agreement will be binding upon and inure to the benefit of the parties hereto; provided, however, that neither party may assign this Agreement nor shall Consultant delegate any of his duties hereunder.

PERSONNEL ON PREMISES OF OTHER PARTY; IMDEMNIFICATION

      Consultant, while on the premises of or designated by Reynolds, will comply with all reasonable rules and regulations established at such premises or for employees, as applicable. Consultant will indemnify and hold harmless Reynolds, and its officers, agents and employees, from and against any and all liability, loss, damage, cost and expense (including attorneys' fees) on account of any claim, suit or action arising from the performance of the Services by Consultant if Consultant did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of Reynolds, or arising from any accident, injury, or damage caused to any person or to the property of any person during the performance of Services or the operation of any motor vehicle, or arising from injury (including death) to Consultant or damage to or loss of Consultant's property while on the premises of or designated by Reynolds. Reynolds will indemnify Consultant from and against any and all liability, loss, damage, cost and expense (including attorneys' fees) on account of any claim, suit or action arising from the Services; provided, Consultant acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Reynolds. Any of Consultant's expenses, including attorneys' fees, incurred in defending any action, suit or proceeding arising from or out of the Services, shall be paid by Reynolds in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking from Consultant to repay such amount if it is ultimately determined that Consultant is not qualified to be indemnified by Reynolds as set forth in this Section 10.

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WAIVER

      Failure of either party hereto to enforce any of the provisions of this Agreement, or of any rights with respect thereto, will not be considered a waiver of such provisions or rights, or in any way affect the validity of this Agreement. The failure by either party to enforce any of such provisions or rights will not prejudice such party from later enforcing or exercising the same or any other provisions or rights which it/she may have under this Agreement.

14.   INVALIDITY

      If any provision of this Agreement, or any portion thereof, is subsequently held to be invalid or unenforceable under any applicable statute or rule of law, then that provision or portion notwithstanding, this Agreement will remain in full force and effect and such provision or portion will be deemed omitted and this Agreement will be construed as if such invalid or unenforceable provision or portion had not been contained herein.

COMPLETE UNDERSTANDING

      Each party acknowledges that it/he has read this Agreement and agrees that it constitutes the complete and exclusive understanding between the parties with respect to its subject matter. This Agreement may not be modified except by a written instrument executed by each of the parties to be charged.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

THE REYNOLDS AND REYNOLDS COMPANY

By:______________________________________          __________________________
Name:____________________________________          Dale L. Medford
Title:___________________________________

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